Exhibit 10.1

PROMISSORY NOTE

$628,877.21	June 30, 2015 Los Angeles, CA

FOR VALUE RECEIVED, Medbox, Inc. a Nevada corporation (“Borrower”), promises to pay to PVM International, Inc. (“Lender”), the principal sum of Six Hundred Twenty Eight Thousand Seventy Seven and Twenty-One Cents ($628,877.21), pursuant to the terms of this Promissory Note (this “Note”), plus interest at the applicable Note Rate (as defined in paragraph 2) from the date hereof until the date such amounts are repaid by Borrower in full.

1. Interest. The principal sum outstanding at any time during the period from the date hereof until paid in full shall bear interest at the rate of five tenths of one percent (0.5%) per annum (the “Note Rate”), but in no event more than the maximum interest rate permitted by applicable law. Interest shall be calculated daily on the basis of a 365-day year at the rate equal to the Note Rate.

2. Payment of Principal and Interest. The Borrower agrees to pay $150,000 of the Principal Sum to the Lender on the date of this Note. The Borrower shall pay the balance of the Principal Sum and accrued interest at the rate of $50,000 per month, payable on the 15th day of each calendar month commencing on August 15, 2015.

3. Manner of Payment. Payments shall be applied first, to the payment of any accrued but unpaid interest and, thereafter, to reduce the principal balance of this Note. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day. As used herein, “Business Day” means a day other than a Saturday or Saturday on which banks are generally open for business in the State of California.

4. Prepayment. The Borrower may, without premium or penalty, at any time and from time to time, prepay all or a part of the principal sum, interest and any other amounts outstanding under this Note computed to the date of prepayment.

5. Acceleration of Note. Upon written notice to Borrower, at the election of Lender the Principal Sum and all unpaid accrued interest thereon shall become due and payable in full if (i) any payment is not made within ten days of the due date or (ii) should a petition be filed or any proceeding be commenced by Borrower under any bankruptcy, insolvency or similar law or should Borrower take any action authorizing the same.

6. Assignment. This Note may not be assigned, by either party hereto and any such attempted assignment or transfer shall be void ab initio and shall constitute a breach of the terms of this Note.

7. Governing Law. This Note is governed by the laws of the State of California, without regard to conflict or choice of law principles that would result in the application of any law other than the laws of the State of California.

8. Notices. Any notice or other communication (any “Notice”) required or permitted hereunder shall be in writing and shall be validly given if mailed by United States mail, first class or certified mail, return receipt requested, postage prepaid. Any Notice shall be deemed to have been validly given and effectively served hereunder three (3) days after so mailed. Any person shall have the right to specify, from time to time, as its address or addresses for purposes of this Note, any other address or addresses upon giving three (3) days’ notice thereof to each other person then entitled to receive notices or other instruments hereunder as follows:

If to Lender:

c/o Vincent Mehdizadeh

With a copy to:

Thomas Connelly

If to Borrower:

Medbox, Inc.

600 Wilshire Blvd

Suite 1500

Los Angeles, CA 90017

Attn: Chief Financial Officer

9. Confirmation of Indebtedness. Lender represents and warrants to Borrower that the Principal Sum represents the full amount owing by Borrower to Lender with respect to funded indebtedness, and no other funded indebtedness is due and owing by Borrower to Lender or any affiliates of Lender. This Note replaces any prior notes or other instruments evidencing the Principal Sum.

IN WITNESS WHEREOF, the undersigned have executed this Promissory Note as of the date first written above.

BORROWER
Medbox, Inc.

	By:	/s/ Ned L. Siegel
	Name:	Ned L. Siegel
	Its:	Chairman of the Board

LENDER
PVM International, Inc.

	By:	/s/ P. Vincent Mehdizadeh
	Name:	P. Vincent Mehdizadeh
	Its:	CEO

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